UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2018

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55993	16-1626611
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

404-816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Nocera, Inc. (the “Company”) is filing this amendment to its report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2018 for the purpose of correcting and filing an amended Exhibit 10.1 (Subsidiaries - page 5). Additionally, the original Exhibit “B” to Exhibit 10.1 (Employment Agreement) has been deleted and cancelled due to errors. A corrected Consulting Agreement is being filed as Exhibit “B”.

All other information in this filing speaks as of the original date of the filing.

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2018, NOCERA, Inc., (the “Registrant”, the “Company”, “we”, “us”, “our”) entered into an Agreement and Plan of Merger (the “Agreement and Plan”) with Grand Smooth Inc. Limited, a company organized under the laws of Hong Kong, China (“GSI”) and GSI Acquisition Corp., a newly-formed wholly-owned subsidiary of NOCERA, domiciled in Colorado (“Acquisition Sub”). Pursuant to the terms of the Agreement and Plan, the Company and GSI intend to effect a merger, pursuant to which Acquisition Sub will merge with and into GSI and GSI will survive, as a result of which the entire issued share capital of GSI (the “GSI Shares”) will be deemed for all purposes to represent shares of common stock of the Company upon the terms and subject to the conditions set forth in the Agreement.

GSI agreed to transfer to the Company all of the GSI Shares in exchange for the issuance of 10,000,000 shares of our common stock. As a result of the Agreement and Plan, our public company will own a subsidiary in the People’s Republic of China (GSI) engaged in aquaculture consulting and management business.

The description of the transactions contemplated by Agreement and Plan as referenced herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Exhibits filed herewith and incorporated by this reference.

Item 9.01	Exhibits

Exhibit	Description

2.1	Amended Agreement and Plan of Merger – Amendment No. 1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nocera, Inc.

By: /s/ Kuan-Yin Cheng

____________________

Kuan-Yin Cheng

Title: CEO

Date: January 18, 2019